Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44659) pertaining to the Wal-Mart Puerto Rico, Inc. 401(k) Retirement Savings Plan of our report dated July 25, 2003 with respect to the financial statements and schedule of the Wal-Mart Puerto Rico, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended January 31, 2003.

Ernst & Young LLP (Signature)

July 30, 2003
Tulsa, Oklahoma